Exhibit 97
RUMBLEON, INC. (the “Company”)

Compensation Clawback Policy

Effective Date: November 30, 2023

1.Purpose. The Company has adopted this Policy to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified by Section 10D of the Exchange Act, and Nasdaq New Listing Rule 5608 which require the recovery of certain forms of executive compensation in the case of accounting restatements resulting from a material error in an issuer’s financial statements or material non-compliance with financial reporting requirements under the federal securities laws.

2.Administration. This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee, in which case references herein to the Board shall be deemed references to the Compensation Committee.

3.Definitions. For purposes of this Policy, the following capitalized terms shall have the meanings set forth below.
(a) “Acknowledgement Form” shall mean the acknowledgment form attached hereto as Annex A.

(b) “Board” shall mean the Board of Directors of the Company.

© “Commission” shall mean the U.S. Securities and Exchange Commission.

(d) “Covered Executive” shall mean the Company’s current and former executive officers, and such other employees who may from time to time be deemed subject to this Policy by the Board. For purposes of this Policy, an executive officer means an officer as defined in Rule 16a-1(f) under the Exchange Act.

(e) “Erroneously Awarded Compensation” shall mean, with respect to each Covered Executive in connection with a Restatement, the amount of Incentive-based Compensation that exceeds the amount of Incentive-based Compensation that would have been received by the Covered Executive had it been determined based on the restated amounts, without regard to any taxes paid by the Covered Executive.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Financial Reporting Measures” shall mean measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return shall also constitute “Financial Reporting Measures.” A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the Commission.

(h) “Incentive-based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For purposes of this Policy, Incentive-based Compensation shall be deemed to have been received during the fiscal period in which the Financial Reporting Measure specified in the Incentive-based Compensation award is attained, even if such Incentive-based Compensation is paid or granted after the end of such fiscal period. For the avoidance of doubt, Incentive-based Compensation does not include annual salary, compensation awarded based upon completion of a specified period of service, or compensation awarded based on subjective standards, strategic measures, or operational measures.

Exhibit 97

(i) “Nasdaq” shall mean the National Association of Securities Dealers Automated Quotations

(j) “Policy” shall mean this compensation clawback policy, as may be amended or restated from time to time.

(k) “Restatement” shall mean an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

(l) “Restatement Date” shall be the earlier of (i) the date the Board, a committee of the Board, or officer(s) are authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement.

4.Effective Date. This Policy shall be effective as of the date set forth above and shall apply to Incentive-based Compensation that is approved, awarded, or granted to Covered Executives on or after that date.

5.Scope. This Policy applies to all Incentive-based Compensation received by the Covered Executives (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for such Incentive-based Compensation, (iii) while the Company had a class of securities listed on a national securities exchange or a national securities association and (iv) during the three (3) completed fiscal years immediately preceding a Restatement Date. In addition to these last three (3) completed fiscal years, the Policy applies to any transition period that results from a change in the Company’s fiscal year within or immediately following those three (3) completed fiscal years, provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine (9) to twelve (12) months would be deemed a completed fiscal year for purposes of this Policy. For the avoidance of doubt, the Company’s obligation to recover Erroneously Awarded Compensation is not dependent on if or when the restated financial statements are filed.

6.Recovery. In the event the Company is required to prepare a Restatement, the Company shall, as promptly as reasonably possible, recover any Erroneously Awarded Compensation received by a Covered Executive during the three (3) completed fiscal years immediately preceding the Restatement Date. For Incentive-based Compensation based on stock price or total shareholder return, the Board shall determine the amount of Erroneously Awarded Compensation based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive-based Compensation was received and the Company shall document the determination of that reasonable estimate and provide such documentation to Nasdaq.

Subsequent changes in a Covered Executive’s employment status, including retirement or termination of employment, do not affect the Company’s rights to recover Incentive-based Compensation pursuant to this Policy.

The Board shall determine, in its sole discretion, the method of recovering any Incentive-based Compensation pursuant to this Policy. Such methods may include, but are not limited to: (i) direct recovery by reimbursement; (ii) set-off against future compensation; (iii) forfeiture of equity awards; (iv) set-off or cancellation against planned future awards; (v) forfeiture of deferred compensation

Exhibit 97
(subject to compliance with the Internal Revenue Code and related regulations); and/or (vi) any other recovery action approved by the Board and permitted under applicable law.

7.Impracticability. The Board shall recover any Erroneously Awarded Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board or a committee of the Board in accordance with Rule 10D-1 under the Exchange Act and the listing standards of Nasdaq.

8.No Indemnification. The Company shall not indemnify any current or former Covered Executive against the loss of Erroneously Awarded Compensation, and shall not pay, or reimburse any Covered Executives, for any insurance policy to fund such executive’s potential recovery obligations.

9.Acknowledgment. Each Covered Executive shall sign and return to the Company, within 30 calendar days following the later of (i) the effective date of this Policy first set forth above or (ii) the date the individual becomes a Covered Executive, the Acknowledgement Form, pursuant to which the Covered Executive agrees to be bound by, and to comply with, the terms and conditions of this Policy.

10.Amendment and Interpretation. The Board may amend this Policy from time to time in its discretion, and shall amend this Policy as it deems necessary to reflect the regulations adopted by the Commission and to comply with any rules or standards adopted by Nasdaq or such other national securities exchange on which the Company’s securities are then listed. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the Commission and Nasdaq, or such other national securities exchange on which the Company’s securities are then listed.

11.Other Recoupment Rights. This Policy shall be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the effective date shall require a Covered Executive to agree to abide by the terms of this Policy as a condition to the grant of any benefit. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other rights of recoupment or remedies that may be available to the Company pursuant to the terms of any employment agreement, equity award agreement, similar agreement, or policy and any other legal remedies available to the Company.

12.Successors. This Policy shall be binding and enforceable against all Covered Executives and their administrators, beneficiaries, executors, heirs, or other legal representatives.

13.Venue. All actions arising out of or relating to this Policy shall be brought and determined exclusively in the state or federal courts within the State of Texas or, in the event that such court does not have subject matter jurisdiction over such action, in any state or federal court within the State of Nevada.

14.Governing Law. This Policy shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas, State of Nevada, or any other jurisdiction).

Exhibit 97
Annex A

RUMBLEON, INC.

COMPENSATION CLAWBACK POLICY

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the RumbleOn, Inc. (the “Company”) Compensation Clawback Policy (the “Policy”). Capitalized terms used but not defined in this Acknowledgement Form (this “Acknowledgement Form”) shall have the meanings set forth in the Policy.

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Incentive-based Compensation subject to recovery under the Policy to the Company to the extent required by, and in a manner consistent with, the Policy.

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Signature

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Print Name

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Date

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